Exhibit 99.1

VBI Vaccines Partners with the Canadian CMV Foundation to Raise Congenital Cytomegalovirus Awareness

CAMBRIDGE, MA (February 4, 2016) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI”) is proud to announce its continued sponsorship support of Le Classique, the Canadian CMV Foundation’s largest annual fundraiser. Now in its fourth year, Le Classique is a 3-on-3 ball hockey tournament being held in Winnipeg, Canada on February 5th and 6th, 2016, in support of cytomegalovirus (“CMV”) awareness.

“We’re thrilled to be supporting Rob Tetrault and the Canadian CMV Foundation’s efforts to promote CMV awareness and prevention strategies,” said Jeff Baxter, VBI’s President and CEO. “VBI maintains strong ties to Canada – our research facilities and the majority of our workforce are located in Ottawa, Ontario. We believe that more can be done to raise the profile of CMV both in Canada and internationally.”

CMV is among the most common congenital infections in Canada, causing a host of prenatal developmental delays. Strategies can be employed by pregnant women and women considering pregnancy to lower their risk of congenital infection. Despite its prevalence, many women of reproductive age are not aware of the risks posed by CMV. A 2012 study published in Preventative Medicine revealed that only 7% of men and 13% of U.S. women surveyed had heard of congenital CMV.

“Until a vaccine can be developed and deployed, awareness is the best current tool we have to prevent future infections,” said Rob Tetrault, founder of the Canadian CMV Foundation. “Women contemplating pregnancy need to be made aware of the condition so they can understand and better manage potential infection risks.”

To make a contribution, or to learn more about Le Classique and the Canadian CMV Foundation, visit: http://leclassique.ca/.

Event Details

●	Event: Le Classique
●	Date: February 5th and 6th, 2016
●	Location: Whittier Park in Winnipeg, Canada
●	Event Website: http://leclassique.ca

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP Platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can preserve vaccine potency and withstand storage or shipment at fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	1

Website Home: http://www.vbivaccines.com/

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Investors: http://ir.vbivaccines.com/

Company Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

Investor Contacts

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

Phone: (858) 794-9500

Email: bprag@delmarconsulting.com

Scott Wilfong, President

Alex Partners, LLC

Phone: (425) 242-0891

Email: scott@alexpartnersllc.com

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	2